ARTICLES SUPPLEMENTARY

                  THE LAZARD FUNDS, INC., a Maryland corporation having its principal office in the State of Maryland at 300 East Lombard Street, Baltimore, Maryland (hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

                  FIRST: The fifty million (50,000,000) unissued shares of Institutional Common Stock of Lazard Emerging World Funds Portfolio, $.001 par value per share, with an aggregate par value of fifty thousand dollars ($50,000), that the Corporation has authority to issue are hereby reclassified as Institutional Common Stock of Lazard International Equity Select Portfolio (the "Fund"), and the fifty million (50,000,000) unissued shares of Open Common Stock of Lazard Emerging World Funds Portfolio, $.001 par value per share, with an aggregate par value of fifty thousand dollars ($50,000), that the Corporation has authority to issue are hereby reclassified as Open Common Stock of the Fund.

                  SECOND: The shares of Institutional Common Stock and Open Common Stock of the Fund shall have the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption as set forth in Article FIFTH of the Corporation's Articles of Incorporation and shall be subject to all provisions of the Corporation's Charter relating to stock of the Corporation generally, and to the following:

                        (1) Assets of the Corporation attributable to the
                  Institutional Common Stock of the Fund and to the Open Common Stock of the Fund shall be invested in the same investment portfolio.

                        (2) At such times (which may vary between and among the
                  holders of Institutional Common Stock of the Fund) as may be determined by the Board of Directors (or, with the authorization of the Board of Directors, by the officers of the Corporation) in accordance with the Investment Company Act of 1940, as amended, applicable rules and regulations thereunder, and applicable rules and regulations of the National Association of Securities Dealers, Inc., and reflected in the pertinent registration statement of the Corporation (the "Corporation's Registration Statement"), certain of the shares of Institutional Common Stock of the Fund may be converted automatically into shares of Open Common Stock of the Fund based on the relative net asset values of such classes at the time of conversion, subject, however, to any conditions of conversion that may be imposed by the Board of Directors (or, with the authorization of the Board of Directors, by the officers of the Corporation) and reflected in the Corporation's Registration Statement.

                        (3) Proceeds from the redemption of a share of
                  Institutional Common Stock of the Fund or Open Common Stock of the Fund, including fractional shares, shall be reduced by the amount of any redemption fee, liquidation fee or other amount payable on such redemption as may be approved by the Board of Directors of the Corporation and reflected in the Corporation's Registration Statement from time to time.

                        THIRD: (1) The Board of Directors has classified and
                  reclassified all of the authorized and unissued shares of Institutional Common Stock and Open Common Stock of each of the following Portfolios (each, a "Portfolio") of the Corporation such that the authorized Institutional Common Stock and Open Common Stock of each of the said Portfolios of the Corporation is as follows:

                                                                                          SHARES
PORTFOLIO/CLASS                                                                       AUTHORIZED

Lazard Bond Portfolio - Institutional Common Stock                                    50,000,000
Lazard Bond Portfolio - Open Common Stock                                             50,000,000
Lazard Emerging Markets Portfolio - Institutional Common Stock                        50,000,000
Lazard Emerging Markets Portfolio - Open Common Stock                                 50,000,000
Lazard Equity Portfolio - Institutional Common Stock                                  50,000,000
Lazard Equity Portfolio - Open Common Stock                                           50,000,000
Lazard Global Equity Portfolio - Institutional Common Stock                           50,000,000
Lazard Global Equity Portfolio - Open Common Stock                                    50,000,000
Lazard High Yield Portfolio - Institutional Common Stock                              50,000,000
Lazard High Yield Portfolio - Open Common Stock                                       50,000,000
Lazard International Equity Portfolio - Institutional Common Stock                   150,000,000
Lazard International Equity Portfolio - Open Common Stock                             50,000,000
Lazard International Fixed-Income Portfolio - Institutional Common Stock              50,000,000
Lazard International Fixed-Income Portfolio - Open Common Stock                       50,000,000
Lazard International Small Cap Portfolio - Institutional Common Stock                 50,000,000
Lazard International Small Cap Portfolio - Open Common Stock                          50,000,000
Lazard Mid Cap Portfolio - Institutional Common Stock                                100,000,000
Lazard Mid Cap Portfolio - Open Common Stock                                          50,000,000
Lazard Mortgage Portfolio - Institutional Common Stock                               100,000,000
Lazard Mortgage Portfolio - Open Common Stock                                        100,000,000

                                      -2-

                                                                                          SHARES
PORTFOLIO/CLASS                                                                       AUTHORIZED

Lazard Small Cap Portfolio - Institutional Common Stock                              150,000,000
Lazard Small Cap Portfolio - Open Common Stock                                        50,000,000
Lazard Strategic Yield Portfolio - Institutional Common Stock                         50,000,000
Lazard Strategic Yield Portfolio - Open Common Stock                                  50,000,000

                        (2) The unissued shares of Institutional Common Stock
                  and Open Common Stock of each said Portfolio of the Corporation as reclassified in this Article THIRD immediately hereby (and all shares of Institutional Common Stock and Open Common Stock of any such Portfolio issued after these Articles Supplementary become effective regardless of whether such shares are currently unissued or become unissued as a result of the subsequent redemption or repurchase by the Corporation of such shares) shall have the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption as set forth in the Charter of the Corporation for Institutional Common Stock and Open Common Stock of each respective Portfolio and as set forth below:

                  Proceeds from the redemption of a share of Institutional Common Stock of a said Portfolio or Open Common Stock of a said Portfolio, including fractional shares, shall be reduced by the amount of any redemption fee, liquidation fee, or other amount payable on such redemption as may be approved by the Board of Directors of the Corporation and reflected in the Corporation's Registration Statement from time to time.

                  FOURTH: As hereby classified and reclassified, the total number of shares of stock that the Corporation has authority to issue is one billion seven hundred fifty million (1,750,000,000) shares, all of which are shares of Common Stock, with a par value of one tenth of one cent ($.001) per share, having an aggregate par value of one million eight hundred fifty thousand dollars ($1,750,000), classified as follows:

                                                                                            SHARES
PORTFOLIO/CLASS                                                                         AUTHORIZED
Lazard Bantam Value Portfolio - Institutional Common Stock                              50,000,000
Lazard Bantam Value Portfolio - Open Common Stock                                       50,000,000
Lazard Bond Portfolio - Institutional Common Stock                                      50,000,000
Lazard Bond Portfolio - Open Common Stock                                               50,000,000
Lazard Emerging Markets Portfolio - Institutional Common Stock                          50,000,000
Lazard Emerging Markets Portfolio - Open Common Stock                                   50,000,000
Lazard Equity Portfolio - Institutional Common Stock                                    50,000,000
Lazard Equity Portfolio - Open Common Stock                                             50,000,000

                                                                                            SHARES
PORTFOLIO/CLASS                                                                         AUTHORIZED
Lazard Global Equity Portfolio - Institutional Common Stock                             50,000,000
Lazard Global Equity Portfolio - Open Common Stock                                      50,000,000
Lazard High Yield Portfolio - Institutional Common Stock                                50,000,000
Lazard High Yield Portfolio - Open Common Stock                                         50,000,000
Lazard International Equity Portfolio - Institutional Common Stock                     150,000,000
Lazard International Equity Portfolio - Open Common Stock                               50,000,000
Lazard International Equity Select Portfolio - Institutional Common Stock               50,000,000
Lazard International Equity Select Portfolio - Open Common Stock                        50,000,000
Lazard International Fixed-Income Portfolio - Institutional Common Stock                50,000,000
Lazard International Fixed-Income Portfolio - Open Common Stock                         50,000,000
Lazard International Small Cap Portfolio - Institutional Common Stock                   50,000,000
Lazard International Small Cap Portfolio - Open Common Stock                            50,000,000
Lazard Mid Cap Portfolio - Institutional Common Stock                                  100,000,000
Lazard Mid Cap Portfolio - Open Common Stock                                            50,000,000
Lazard Mortgage Portfolio - Institutional Common Stock                                 100,000,000
Lazard Mortgage Portfolio - Open Common Stock                                          100,000,000
Lazard Small Cap Portfolio - Institutional Common Stock                                150,000,000
Lazard Small Cap Portfolio - Open Common Stock                                          50,000,000
Lazard Strategic Yield Portfolio - Institutional Common Stock                           50,000,000
Lazard Strategic Yield Portfolio - Open Common Stock                                    50,000,000
                                                                                    ---------------

Total                                                                                1,750,000,000
                                                                                    ===============

                  FIFTH: The Board of Directors of the Corporation has classified and reclassified the unissued shares of the Corporation as provided herein pursuant to authority provided in the Corporation's Charter.

                  SIXTH: These Articles Supplementary do not increase the total number of authorized shares of the Corporation nor the aggregate par value thereof.

                  The undersigned Vice President of the Corporation acknowledges these Articles Supplementary to be the corporate act of the Corporation and states that to the best of his knowledge, information and belief, the matters and facts with respect to authorization and approval set forth in these Articles Supplementary are true in all material respects and that this statement is made under penalties of perjury.

                  IN WITNESS WHEREOF, The Lazard Funds, Inc. has caused these Articles Supplementary to be signed in its name and on its behalf by its Vice President and witnessed by its Assistant Secretary as of April 26, 2001.

                                      THE LAZARD FUNDS, INC.


                                      By: /s/ David M. Goldenberg
                                          -------------------------------------
                                          David M. Goldenberg
                                          Vice President

Witness:


/s/ Nathan A. Paul
-------------------------------
Nathan A. Paul
Assistant Secretary